                                                                   Exhibit 10.13
                                                                   -------------




                          BANKING SERVICES AGREEMENT

                                BY AND BETWEEN


                         MARSHALL & ILSLEY CORPORATION

                                      and

                             METAVANTE CORPORATION



                                  DATED AS OF

                                 July 1, 2000

                               TABLE OF CONTENTS

 1.  DEFINITIONS...........................................................   5
      1.1.  Definitions ...................................................   5
      1.2.  References ....................................................   5
      1.3.  Interpretation ................................................   5
 2.  TERM .................................................................   5
      2.1.  Initial Term ..................................................   5
      2.2.  Extensions ....................................................   5
 3.  APPOINTMENT ..........................................................   5
      3.1.  Performance by M&I Affiliates or Subcontractors ...............   5
      3.2.  Third Party Products/Services..................................   6
      3.3.  Proper Instructions ...........................................   6
 4.  INTENTIONALLY OMITTED ................................................   6
 5.  SERVICES .............................................................   6
      5.1.  Deposit Services ..............................................   6
      5.2.  Check Imaging Services ........................................   6
      5.3.  Rendering Services ............................................   6
      5.4.  Retail Lockbox Services .......................................   6
      5.5.  Wholesale Lockbox Services ....................................   6
      5.6.  Automated Clearing House ("ACH") Services .....................   6
      5.7.  Information Reporting Services ................................   6
      5.8.  Funds Transfer Services .......................................   6
      5.9.  Account Reconciliation Services ...............................   7
      5.10. Controlled Disbursement Account Services ......................   7
      5.11. Investment Sweep Services .....................................   7
      5.12. Miscellaneous Services ........................................   7
      5.13. New Services ..................................................   7
 6.  FEES .................................................................   7
      6.1.  Fee Structure .................................................   7
      6.2.  Pricing and Operational Assumptions ...........................   7
      6.3.  Interchange Fees ..............................................   7
      6.4.  Training and Education ........................................   7
      6.5.  Excluded Costs ................................................   7
      6.6.  Disputed Amounts ..............................................   7
      6.7.  Terms of Payment ..............................................   8
      6.8.  Modification of Terms and Pricing .............................   8
 7.  PERFORMANCE WARRANTY/EXCLUSIVE REMEDY/DISCLAIMER OF ALL OTHER
     WARRANTIES ...........................................................   8
      7.1.  Performance Warranty ..........................................   8
      7.2.  Performance Warranty Exclusions ...............................   8
      7.3.  Notice of and Correction of Defects ...........................   8
      7.4.  Backup Remedy .................................................   8
      7.5.  Disclaimer of All Other Warranties ............................   9
 8.  MODIFICATION OR PARTIAL TERMINATION ..................................   9
      8.1.  Modification of Services ......................................   9
      8.2.  Partial Termination by M&I ....................................   9
      8.3.  Partial Termination by Customer ...............................   9
      8.4.  Ownership and Proprietary Rights ..............................  10

 9.  TERMINATION...........................................................  10
      9.1.  Early Termination..............................................  10
      9.2.  For Cause......................................................  10
      9.3.  For Insolvency.................................................  10
      9.4.  For Force Majeure..............................................  10
      9.5.  For Assignment.................................................  10
10.  SERVICES FOLLOWING TERMINATION........................................  11
     10.1.  Termination Assistance.........................................  11
     10.2.  Continuation of Services.......................................  11
11.  LIMITATION OF LIABILITY/MAXIMUM DAMAGES ALLOWED.......................  11
     11.1.  Equitable Relief...............................................  11
     11.2.  Exclusion of Incidental and Consequential Damages..............  11
     11.3.  Maximum Damages Allowed........................................  11
     11.4.  Statute of Limitations.........................................  11
     11.5.  Economic Loss Waiver...........................................  12
     11.6.  Liquidated Damages.............................................  12
     11.7.  Essential Elements.............................................  12
12.  INDEMNITY.............................................................  12
     12.1.  Indemnity......................................................  12
     12.2.  Indemnification Procedures.....................................  13
13.  DISPUTE RESOLUTION....................................................  13
     13.1.  Representatives of Parties.....................................  13
     13.2.  Arbitration....................................................  13
     13.3.  Continuity of Performance......................................  14
14.  AUTHORITY.............................................................  14
     14.1.  M&I............................................................  14
     14.2.  Customer.......................................................  14
15.  CONFIDENTIALITY AND OWNERSHIP.........................................  14
     15.1.  Customer Data..................................................  14
     15.2.  M&I Systems....................................................  14
     15.3.  Confidential Information.......................................  15
     15.4.  Obligations of the Parties.....................................  15
     15.5.  Security.......................................................  15
16.  MANAGEMENT OF PROJECT.................................................  15
     16.1.  Account Representatives........................................  15
17.  REGULATORY COMPLIANCE.................................................  15
18.  DISASTER RECOVERY.....................................................  16
     18.1.  Services Continuity Plan.......................................  16
     18.2.  Relocation.....................................................  16
     18.3.  Resumption of Services.........................................  16
19.  GENERAL TERMS AND CONDITIONS..........................................  16
     19.1.  Transmission of Data...........................................  16
     19.2.  Equipment and Network..........................................  17
     19.3.  Reliance on Data...............................................  17
20.  MISCELLANEOUS PROVISIONS..............................................  17
     20.1.  Governing Law..................................................  17
     20.2.  Venue and Jurisdiction.........................................  17
     20.3.  Entire Agreement: Amendments..................................   17
     20.4.  Assignment.....................................................  17


  20.5.  Relationship of Parties..........................................................................17
  20.6.  Notice...........................................................................................17
  20.7.  Headings.........................................................................................18
  20.8.  Counterparts.....................................................................................18
  20.9.  Waiver...........................................................................................18
  20.10. Severability.....................................................................................18
  20.11. Attorneys' Fees and Costs........................................................................18
  20.12. Publicity........................................................................................18
  20.13. No Third Party Beneficiaries.....................................................................19
  20.14. Force Majeure....................................................................................19
  20.15. Waiver of Jury Trial.............................................................................19
  20.16. Nonsolicitation..................................................................................19
  20.17. Exclusion for Customer's Origins/TM/ Related Business............................................19
SCHEDULE 1.1 - DEFINITIONS................................................................................21
SCHEDULE 5.1 - DEPOSIT SERVICES...........................................................................21
  EXHIBIT 5.1 - DEPOSITORY AGREEMENT AND RESOLUTIONS......................................................21
SCHEDULE 5.2 - CHECK IMAGE/CD-ROM SERVICES................................................................21
SCHEDULE 5.3 - RENDERING SERVICES.........................................................................21
SCHEDULE 5.4 - RETAIL LOCKBOX SERVICES....................................................................21
  EXHIBIT 5.4 - RETAIL LOCKBOX SERVICES AND INSTRUCTIONS..................................................
SCHEDULE 5.5 - WHOLESALE LOCKBOX SERVICES.................................................................21
  EXHIBIT 5.5 - WHOLESALE LOCKBOX SERVICES................................................................21
SCHEDULE 5.6 - AUTOMATED CLEARING HOUSE ("ACH") SERVICES..................................................21
  EXHIBIT 5.6 - AUTOMATED CLEARING HOUSE ("ACH") SERVICES.................................................21
    EXHIBIT 5.6(A) - ADDENDUM TO EXHIBIT 5.6..............................................................21
    EXHIBIT 5.6(B) - AUTHORIZED ACH REPRESENTATIVES.......................................................21
SCHEDULE 5.7 - INFORMATION REPORTING SERVICES.............................................................
  EXHIBIT 5.7 - INFORMATION REPORTING SERVICES............................................................21
SCHEDULE 5.8 - FUNDS TRANSFER SERVICES....................................................................21
  EXHIBIT 5.8 - WIRE TRANSFER AGREEMENT...................................................................21
SCHEDULE 5.9 - ACCOUNT RECONCILIATION SERVICES............................................................21
  EXHIBIT 5.9(A) - ACCOUNT RECONCILIATION SERVICES........................................................21
  EXHIBIT 5.9(B) - POSITIVE PAY SERVICE AGREEMENT.........................................................21
SCHEDULE 5.10 - CONTROLLED DISBURSEMENT ACCOUNT SERVICES..................................................21
  EXHIBIT 5.10 - CONTROLLED DISBURSEMENT ACCOUNT AGREEMENT................................................21
SCHEDULE 5.11 - INVESTMENT SWEEP SERVICES.................................................................21
  EXHIBIT 5.11 - EURODOLLAR ACCOUNT SWEEP AGREEMENT.......................................................
SCHEDULE 5.12 - MISCELLANEOUS SERVICES....................................................................21
  EXHIBIT 5.12 - MISCELLANEOUS SERVICES...................................................................21
    Exhibit 5.12(a) - Print/Distribution Services.........................................................
    Exhibit 5.12(b) - IBJ Contract Services...............................................................
    Exhibit 5.12(c) - Check Image Delivery Services for Home Banking Division.............................
    Exhibit 5.12(d) - Recordkeeping Services..............................................................
    Exhibit 5.12(e) - Professional Services...............................................................
    Exhibit 5.12(f) - Transportation Services.............................................................


    Exhibit 5.12(g) - Mail processing Services.....................................
SCHEDULE 6.1 - FEE SCHEDULE........................................................22
  EXHIBIT 6.1 - CORPORATE AVAILABILITY SCHEDULE....................................22
SCHEDULE 9.1 - TERMINATION FEE.....................................................22

                           BANKING SERVICES AGREEMENT

     This Banking Services Agreement ("Agreement") is made as of the 1st day of July, 2000, by and between Marshall & Ilsley Corporation, a Wisconsin corporation ("M&I") and Metavante Corporation, a Wisconsin corporation ("Customer").

     In consideration of the payments to be made and services to be performed hereunder, the parties agree as follows:

1.   DEFINITIONS

     1.1. Definitions.  The defined terms of this Agreement shall have the
          -----------
meaning ascribed to them on attached Schedule 1.1.
                                     ------------

     1.2. References.  In this Agreement and the schedules and exhibits attached
          ----------
hereto, which are hereby incorporated and deemed a part of this Agreement, references and mention of the word "include" and "including" shall mean "includes, without limitation" and "including, without limitation," as applicable.

     1.3. Interpretation.  In the event of a conflict between this Agreement and
          --------------
the terms of any exhibits and schedules attached hereto, the terms of the schedules and exhibits shall prevail and control the interpretation of the Agreement. The exhibits and schedules together with the Agreement shall be interpreted as a single document.

2.   TERM

     2.1. Initial Term.  This Agreement shall commence on the Effective Date and
          ------------
end on the fifth (5th) anniversary of the last day of the month in which the Effective Date occurs ("Initial Term").

     2.2. Extensions.  Unless this Agreement has been earlier terminated, at
          ----------
least one (1) year prior to the expiration of the Initial Term, M&I shall submit to Customer a written proposal for renewal of this Agreement. Customer will respond to such proposal within three (3) months following receipt and inform M&I in writing whether or not Customer desires to renew this Agreement. If M&I and Customer are unable to agree upon the terms for renewal of this Agreement at least six (6) months prior to the expiration of the Initial Term, then this Agreement shall be automatically renewed for one (1) twelve-month period under the same terms and conditions, including price. Thereafter, this Agreement shall expire unless further renewed in writing by the parties.

3.   APPOINTMENT

     3.1. Performance by M&I Affiliates or Subcontractors.  Customer understands
          -----------------------------------------------
and agrees that the actual performance of the Services may be made by, and/or software used by M&I to provide the Services may be licensed from Affiliates of M&I, or subcontractors of M&I or its Affiliates (collectively, the "Eligible Providers"). For purposes of this Agreement, performance of the Services by any Eligible Provider shall be deemed performance by M&I itself. M&I shall remain fully responsible for the performance or nonperformance of each Eligible Provider under this Agreement, to the same extent if M&I itself performed or failed to perform such services. Customer agrees to look solely to M&I, and not to any Eligible Providers, for satisfaction of any claims Customer may have arising out of or in connection with this Agreement or the performance or non-performance of Services.

     3.2. Third Party Products/Services.  The parties acknowledge that certain
          -----------------------------
services and products necessary for the performance of the Services are being, and in the future may be, provided by Third Parties who will contract directly with Customer. M&I shall have no liability to Customer for information and products supplied by, or services performed by, such Third Parties in conjunction with the Services.

     3.3. Proper Instructions.  "Proper Instructions" shall mean those
          -------------------
instructions sent to M&I by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer terminal, e-mail or other "on line" system or similar means of communication or given orally over the telephone or given in person by one or more of the person(s) whose name(s) and signature(s) are listed on the most recent certificate delivered by Customer to M&I which lists those persons authorized to give orders, corrections and instructions in the name of and on behalf of Customer. Proper Instructions shall specify the action requested to be taken or omitted.

4.   INTENTIONALLY OMITTED

5. SERVICES. M&I agrees to provide Customer with the Services in accordance with the applicable User Manuals, this Agreement and any applicable schedules and exhibits attached hereto. The Services are as follows:

     5.1. Deposit Services.  M&I agrees to provide Customer with Deposit
          ----------------
Services in accordance with this Agreement and Schedule 5.1.

     5.2. Check Imaging Services.  M&I agrees to provide Customer with Check
          ----------------------
Imaging Services in accordance with this Agreement and Schedule 5.2.

     5.3. Rendering Services.  M&I agrees to provide Customer with Rendering
          ------------------
Services in accordance with this Agreement and Schedule 5.3.

     5.4. Retail Lockbox Services.  M&I agrees to provide Customer with Retail
          -----------------------
Lockbox Services in accordance with this Agreement and Schedule 5.4.

     5.5. Wholesale Lockbox Services.  M&I agrees to provide Customer with
          --------------------------
Wholesale Lockbox Services in accordance with this Agreement and Schedule 5.5.

     5.6. Automated Clearing House ("ACH") Services.  M&I agrees to provide
          -----------------------------------------
Customer with Automated Clearing House ("ACH") Services in accordance with this Agreement and Schedule 5.6.

     5.7. Information Reporting Services.  M&I agrees to provide Customer with
          ------------------------------
Information Reporting Services in accordance with this Agreement and Schedule
5.7.

     5.8. Funds Transfer Services.  M&I agrees to provide Funds Transfer
          -----------------------
Services to Customer in accordance with this Agreement and Schedule 5.8.

     5.9.  Account Reconciliation Services.  M&I agrees to provide Account
           -------------------------------
Reconciliation Services to Customer in accordance with this Agreement and
Schedule 5.9.

     5.10. Controlled Disbursement Account Services.  M&I agrees to provide
           ----------------------------------------
Controlled Disbursement Account Services to Customer in accordance with this Agreement and Schedule 5.10.

     5.11. Investment Sweep Services.  M&I agrees to provide Investment Sweep
            -------------------------
Services to Customer in accordance with this Agreement and Schedule 5.11.

     5.12. Miscellaneous Services.  M&I agrees to provide miscellaneous
           ----------------------
services in accordance with this Agreement and Schedule 5.12.

     5.13. New Services.  If Customer wishes to receive any New Service which
           ------------
is included in M&I's then-current product offerings, Customer shall notify M&I and the parties shall implement the same in accordance with a mutually acceptable schedule. Nothing contained herein shall obligate Customer to obtain any New Service from M&I.

6.   FEES

     6.1.  Fee Structure.  Schedule 6.1 attached hereto (the "Fee Schedule")
           -------------   ------------
sets forth the costs and charges for the Services and Customer agrees to pay M&I the fees specified in the Fee Schedule for the Services rendered by M&I.

     6.2.  Pricing and Operational Assumptions.  The Fee Schedule sets forth the
           -----------------------------------
operational and pricing assumptions made by M&I. If the parties determine that one or more of the pricing or operational assumptions listed in the Fee Schedule is inaccurate or incomplete in any material respect, the parties will negotiate in good faith regarding an equitable adjustment to any materially and adversely impacted provisions of this Agreement.

     6.3.  Interchange Fees.  In addition to the charges specified on the Fee
           ----------------
Schedule, Customer shall be responsible for all interchange and network provider fees and all dues, fees and assessments established by and owed to Visa and/or MasterCard for the processing of Customer's transactions.

     6.4.  Training and Education.  M&I will provide to Customer, at no charge,
           ----------------------
one set of each of the User Manuals in electronic format, or if not available, two (2) hard copies. When the User Manuals are updated, M&I will provide the updates to Customer at no additional charge. Customer may make additional copies of such User Documentation for its internal use only.

     6.5.  Excluded Costs.  Except as specifically set forth therein, the fees
           --------------
set forth in the Fee Schedule do not include shipping and courier costs, postage and paper costs associated with the rendering services described in Section 5.3 of this Agreement, telecommunication charges, Expenses, Third Party pass-through charges, workshop fees, training fees, and Taxes, which shall be the responsibility of Customer.

     6.6.  Disputed Amounts.  If Customer disputes any charge or amount on any
           ----------------
invoice and such dispute cannot be resolved promptly through good faith discussions between the parties, Customer shall pay the amounts due under this Agreement less the disputed amount, and the parties shall diligently proceed to resolve such disputed amount. An amount will be considered disputed in good faith if (i) Customer delivers a written statement to M&I on or before the due date of the invoice, describing in detail the basis of the dispute and the amount being withheld by Customer, (ii) such written statement represents that the amount in dispute has been determined after due investigation of the facts and that such disputed amount has been determined in good faith, and (iii) all other amounts due from Customer that are not in dispute have been paid in accordance with the terms of this Agreement.

     6.7. Terms of Payment.  All "one-time" fees shall be paid to M&I as set
          ----------------
forth in the Fee Schedule. All other amounts due hereunder shall be paid within ten (10) days of invoice, unless otherwise provided in the Fee Schedule. Undisputed charges not paid by the due date shall be subject to annual interest at the rate of 12% or the highest rate permitted by law, whichever is lower. Customer shall also pay any collection fees, court costs and reasonable attorneys' fees incurred by M&I in collecting payment of the charges and any other amounts for which Customer is liable under the terms and conditions of this Agreement.

     6.8. Modification of Terms and Pricing.  Except as specifically set forth
          ---------------------------------
in the Fee Schedule for Print/Distribution and the IBJ Contract, commencing following the second anniversary of the Effective Date, all charges for Services shall be subject to the annual adjustments (including CPI adjustments) set forth in the Fee Schedule.

7.   PERFORMANCE WARRANTY/EXCLUSIVE REMEDY/DISCLAIMER OF ALL OTHER WARRANTIES

     7.1. Performance Warranty.  M&I does not warrant that the Services will be
          --------------------
uninterrupted or error-free, but warrants that it will provide the Services covered by this Agreement in a commercially reasonable manner in substantial conformity with the applicable User Manuals (the "Performance Warranty"). THIS PERFORMANCE WARRANTY IS SUBJECT TO THE WARRANTY EXCLUSIONS SET FORTH BELOW IN
SECTION 7.2 AND THE REMEDY LIMITATIONS SET FORTH BELOW IN SECTION 7.3.

     7.2. Performance Warranty Exclusions.  Except as may be expressly agreed in
          -------------------------------
writing by M&I, M&I's Performance Warranty does not apply to:

          A. defects, problems, or failures caused by the Customer's nonperformance of obligations essential to M&I's performance of its obligations; and/or

          B. defects, problems, or failures caused by an event of force majeure.

     7.3. Notice of and Correction of Defects.  Customer shall notify M&I in
          -----------------------------------
writing of any alleged breach of this Performance Warranty. If the breach consists of a failure by M&I to perform in accordance with the Performance Warranty, M&I shall have thirty (30) days to correct the alleged breach. During this time period, M&I shall use reasonable efforts, at its own expense, to remedy the breach. Customer shall be responsible for making whatever appropriate adjustments may be necessary to mitigate adverse effects on Customer until M&I remedies the breach. M&I will, at M&I's expense, assist Customer in making such corrections through the most cost-effective means, whether manual, by system reruns or program modifications.

     7.4. Backup Remedy.  If M&I fails to remedy the breach in the time periods
          -------------
specified in Section 7.3 above, Customer may file a claim for Damages pursuant to the dispute resolution procedure set forth in Section 13.1 below and, in addition, terminate the Agreement for cause pursuant to Section 9.2 below. THE BACKUP REMEDY SET FORTH IN THIS SECTION 7.4 IS CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR M&I's BREACH OF THE PERFORMANCE WARRANTY, TO THE EXCLUSION OF ALL OTHER REMEDIES, IN CONTRACT, TORT, OR OTHERWISE.

     7.5. DISCLAIMER OF ALL OTHER WARRANTIES.  THIS PERFORMANCE WARRANTY, AND
          ----------------------------------
THE REPRESENTATIONS IN ARTICLE 14, ARE IN LIEU OF, AND M&I DISCLAIMS ANY AND ALL OTHER WARRANTIES, CONDITIONS, OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT M&I KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, M&I DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN THE CUSTOMER WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS AGREEMENT.

8.   MODIFICATION OR PARTIAL TERMINATION

     8.1. Modifications to Services.  M&I may modify, amend, enhance, update, or
          -------------------------
provide an appropriate replacement for the software used to provide the Services, or any element of its systems or processes at any time to: (i) improve the Services or (ii) facilitate the continued economic provision of the Services to Customer or M&I, provided that neither the functionality of the Services nor any applicable Performance Standards are materially adversely affected. M&I shall provide reasonable advance notice to Customer of material modifications, enhancements, or replacements to the software used to provide the Services.

     8.2. Partial Termination by M&I.  M&I may, at any time, withdraw any of the
          --------------------------
Services upon providing one hundred eighty (180) days' prior written notice to Customer. M&I may also terminate any of the Services immediately upon any final regulatory, legislative, or judicial determination that providing such Services is inconsistent with applicable law or regulation. If M&I terminates any Service, M&I agrees to assist Customer, without additional charge, in identifying an alternate provider of such terminated Service. M&I represents that, as of the Effective Date, it has no knowledge of any final regulatory, legislative or judicial determination that the provision of any of the Initial Services is inconsistent with applicable law or regulation.

     8.3. Partial Termination by Customer.
          -------------------------------

          A. Customer agrees that, during the Term, Customer shall obtain exclusively from M&I all of its requirements covered by the Services except as specifically set forth in the attached Schedules. If Customer breaches the foregoing covenant, Customer shall pay M&I a Termination Fee for the discontinued Service, as liquidated damages and not as a penalty, provided that it shall not be a breach of the foregoing covenants if Customer shall obtain a New Service from M&I to replace an existing Service. Notwithstanding the foregoing, Customer may terminate any Service specifically identified and noted in Schedules 5.1 - 5.12 hereof as being subject to termination without penalty, without payment of any Termination Fee under Section 9 of this Agreement, and the foregoing shall thereupon no longer apply to Customer with respect to such Service.

          B. Unless otherwise agreed to by the parties in writing, Customer may terminate any New Service upon one hundred eighty (180) days prior written notice to M&I. Termination of New Services shall not be subject to any Termination Fee, unless the entire Agreement is terminated in a manner which would entitle M&I to receive a Termination Fee.

     8.4. Ownership and Proprietary Rights.  M&I reserves the right to determine
          --------------------------------
the hardware, software and tools to be used by M&I in fulfilling its duties under this Agreement. M&I and Customer intend and agree that M&I shall retain title and all other ownership and proprietary rights in and to the M&I Proprietary Materials and information. Such ownership and proprietary rights shall include any and all rights in and to patents, trademarks, copyrights, and trade secret rights. M&I and Customer agree that M&I Proprietary Materials and Information are not "work made for hire" within the meaning of U.S. Copyright Act 17 U.S.C. Section 101.

9.   TERMINATION

     9.1. Early Termination.  The terms and conditions set forth in attached
          -----------------
Schedule 9.1 shall govern the early termination of this Agreement or any Service.

     9.2. For Cause.  If either party fails to perform any of its material
          ---------
obligations under this Agreement and (i) does not cure such failure within thirty (30) days (or any other cure period specifically set forth in the Agreement) after being given notice specifying the nature of the failure, or
(ii) if the failure is not one that can reasonably be cured within thirty (30) days, does not develop a plan to cure the failure and diligently proceed according to the plan until the failure has been cured (provided that a failure to make any payment when due shall not in any case be deemed a failure that cannot reasonably be cured within thirty (30) days) then the non-defaulting party may, by giving notice to the other party, terminate this Agreement as of the date specified in such notice of termination, or such later date agreed to by the parties, without prejudice to the non-defaulting party's right to collect Damages (if the non-defaulting party is the Customer) or the Termination Fee (if the non-defaulting party is M&I).

     9.3. For Insolvency.  In addition to the termination rights set forth in
          --------------
Sections 9.1 and 9.2, subject to the provisions of Title 11, United States Code, if either party becomes or is declared insolvent or bankrupt, is the subject to any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or is subject to regulatory sanction by any Federal Regulator, then the other party may, by giving written notice to such party, may terminate this Agreement as of a date specified in such notice of termination; provided that the foregoing shall not apply with respect to any involuntary petition in bankruptcy filed against a party unless such petition is not dismissed within sixty (60) days of such filing.

     9.4. For Force Majeure.  In the event that M&I fails to provide the
          -----------------
Services in accordance with this Agreement for a period of forty-five (45) days due to an event of force majeure (as described in Section 20.14 hereof, Customer may terminate this Agreement upon written notice to M&I delivered within thirty
(30) days thereafter, without payment of any Termination Fee.

     9.5. For Assignment.  Customer may terminate this Agreement without payment
          --------------
of any Termination Fee upon written notice in the event that (a) M&I assigns this Agreement without Customer's consent in violation of Section 20.4, or (b) M&I is subject to a Change in Control.

10.  SERVICES FOLLOWING TERMINATION

     10.1.  Termination Assistance.  Following the expiration or early
            ----------------------
termination of this Agreement, M&I shall provide Customer, at Customer's expense, all necessary assistance to facilitate the orderly transition of Services to Customer or its designee ("Termination Assistance"). As part of the Termination Assistance, M&I shall assist Customer to develop a plan for the transition of all Services then being performed by M&I under this Agreement, from M&I to Customer or its designee, on a reasonable schedule developed jointly by M&I and Customer. Prior to providing any Termination Assistance, M&I shall deliver to Customer a good faith estimate of all such Expenses and charges including charges for custom programming services. Customer understands and agrees that all Expenses and charges for Termination Assistance shall be computed in accordance with M&I's then-current standard prices for such products, materials and services. Nothing contained herein shall obligate Customer to receive Termination Assistance from M&I.

     10.2.  Continuation of Services.  Unless M&I terminates this Agreement
            ------------------------
pursuant to Section 9.2 above, upon at least ninety (90) days' prior written request by Customer, M&I shall continue to provide Customer all Services and the Effective Date of Termination shall be extended for a maximum period of twelve
(12) months. If Customer elects to receive the Services for such period, M&I's then-current standard pricing shall apply to the provision and receipt of such Services.

11.  LIMITATION OF LIABILITY/MAXIMUM DAMAGES ALLOWED

     11.1.  Equitable Relief.  Either party may seek equitable remedies,
            ----------------
including injunctive relief, for a breach of the other party's obligations under
Article 15 of this Agreement, prior to commencing the dispute resolution procedures set forth in Section 13.1 below.

     11.2.  Exclusion of Incidental and Consequential Damages.  Independent of,
            -------------------------------------------------
severable from, and to be enforced independently of any other provision of this Agreement, NEITHER PARTY (INCLUDING WITH RESPECT TO CLAIMS BY CUSTOMER, ANY ELIGIBLE PROVIDER) WILL BE LIABLE TO THE OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS) IN CONTRACT, TORT, (INCLUDING NEGLIGENCE) OR OTHERWISE, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND - including lost profits, loss of business, or other economic damage, and further including injury to property, AS A RESULT OF BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT, INCLUDING ANY FAILURE OF PERFORMANCE, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

     11.3.  Maximum Damages Allowed.  Notwithstanding any other provision of
            -----------------------
this Agreement, and for any reason, including breach of any duty imposed by this contract or independent of this contract, and regardless of any claim in contract, tort (including negligence) or otherwise, the total, aggregate liability under this Agreement of M&I and/or any Eligible Provider shall in no circumstance exceed five million dollars ($5,000,000), provided, however, that the foregoing shall not limit M&I's liability for willful misconduct.

     11.4.  Statute of Limitations.  No lawsuit or other action may be brought
            ----------------------
by either party hereto, or on any claim or controversy based upon or arising in any way out of this Agreement, after one (1) year from the date on which the cause of action arose regardless of the nature of the claim or form of action, whether in contract, tort (including negligence) or otherwise; provided, however, the foregoing limitation shall not apply to the collection of any amounts due under this Agreement.

     11.5.  Economic Loss Waiver.  In addition to and not in limitation of any
            --------------------
other provision of this Article 11, each party hereby knowingly, voluntarily, and intentionally waives any right to recover from the other party, and Customer waives any right to recover from any Eligible Provider, any economic losses or damages in any action brought under tort theories, including, misrepresentation, negligence and/or strict liability and/or relating to the quality or performance of any products or services provided by M&I or any Eligible Provider. For purposes of this waiver, economic losses and damages include monetary losses or damages caused by a defective product or service except personal injury or damage to other tangible property. Even if remedies provided under this Agreement shall be deemed to have failed of their essential purpose, neither party shall have any liability to the other party under tort theories for economic losses or damages.

     11.6.  Liquidated Damages.  Customer acknowledges that M&I shall suffer a
            ------------------
material adverse impact on its business if this Agreement is terminated prior to expiration of the Term, and that the resulting damages may not be susceptible of precise determination. Customer acknowledges that the Termination Fee is a reasonable approximation of such damages and shall be deemed to be liquidated damages and not a penalty.

     11.7.  Essential Elements.  Customer and M&I acknowledge and agree that the
            ------------------
limitations contained in this Article 11 are essential to this Agreement, and that M&I has expressly relied upon the inclusion of each and every provision of this Article 11 as a condition to executing this Agreement.

12.  INDEMNITY

     12.1.  Indemnity.
            ---------

            A.  By Customer.  Customer shall indemnify M&I from, and defend M&I
                -----------
     against, any liability or expenses arising out of or relating to (i) the inaccuracy or untruthfulness of any representation or warranty made by Customer to M&I, (ii) a violation of Federal, state, or other laws or regulations for the protection of persons or members of a protected class or category of persons by Customer or its employees or agents, (iii) sexual discrimination or harassment by Customer or its employees or agents, (iv) work-related injury or death caused by Customer or its employees or agents,
     (v) tangible personal or real property damage resulting from Customer's acts or omissions, or those of its employees or agents, and (vi) arising out of M&I's reliance on any data, instruction or information provided by Customer pursuant to Proper Instructions. Customer shall be responsible for any costs and Expenses incurred by M&I in connection with the enforcement of this provision.

            B.  By M&I.  M&I shall indemnify Customer from, and defend Customer
                ------
     against, any liability or expenses arising out of or relating to (i) any claim by a third party that the Services or M&I's software infringe upon any United States patent, copyright or trademark of a Third Party, (ii) any claim by a Third Party in connection with or arising from the Services,
     (iii) the inaccuracy or untruthfulness of any representation or warranty made by M&I to Customer, (iv) a violation of Federal, state, or other laws or regulations for the protection of persons or members of a protected class or category of persons by M&I or its employees or agents, (v) sexual discrimination or harassment by M&I, its employees, or agents, (vi) work-related injury or death caused by M&I, its employees, or agents, (vii) tangible personal or real property damage resulting from M&I's acts or omissions, and (viii) M&I's failure to perform the Services in accordance with this Agreement. M&I shall be responsible for any costs and expenses incurred by Customer in connection with the enforcement of this provision.

     12.2.  Indemnification Procedures.  If any Third Party makes a claim
            --------------------------
covered by this Section against an indemnitee with respect to which such indemnitee intends to seek indemnification under this Section, such indemnitee shall give notice of such claim to the indemnifying party, including a brief description of the amount and basis therefor, if known. Upon giving such notice, the indemnifying party shall be obligated to defend such indemnitee against such claim, and shall be entitled to assume control of the defense of the claim with counsel chosen by the indemnifying party, reasonably satisfactory to the indemnitee. Indemnitee shall cooperate fully with, and assist, the indemnifying party in its defense against such claim in all reasonable respects. The indemnifying party shall keep the indemnitee fully apprised at all times as to the status of the defense. Notwithstanding the foregoing, the indemnitee shall have the right to employ its own separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnitee. Neither the indemnifying party nor any indemnitee shall be liable for any settlement of action or claim effected without its consent. Notwithstanding the foregoing, the indemnitee shall retain, assume, or reassume sole control over all expenses relating to every aspect of the defense that it believes is not the subject of the indemnification provided for in this Section. Until both (a) the indemnitee receives notice from indemnifying party that it will defend, and (b) the indemnifying party assumes such defense, the indemnitee may, at any time after ten (10) days from the date notice of claim is given to the indemnifying party by the indemnitee, resist or otherwise defend the claim or, after consultation with and consent of the indemnifying party, settle or otherwise compromise or pay the claim. The indemnifying party shall pay all costs of indemnity arising out of or relating to that defense and any such settlement, compromise, or payment. The indemnitee shall keep the indemnifying party fully apprised at all times as to the status of the defense. Following indemnification as provided in this Section, the indemnifying party shall be subrogated to all rights of the indemnitee with respect to the matters for which indemnification has been made.

13.  DISPUTE RESOLUTION

     13.1.  Representatives of Parties.  All disputes arising under or in
            --------------------------
connection with this Agreement shall initially be referred to the Account Representatives. If the Account Representatives are unable to resolve the dispute within five (5) business days after referral of the matter to them, the managers of the Account Representatives shall attempt to resolve the dispute. If, after five (5) days they are unable to resolve the dispute, senior executives of the parties shall attempt to resolve the dispute. If, after five
(5) days they are unable to resolve the dispute, the parties shall submit the dispute to the chief executive officers of the parties for resolution. Neither party shall commence legal proceedings with regard to a dispute until completion of the dispute resolution procedures set forth in this Section 13.1, except to the extent necessary to preserve its rights or maintain a superior position.

     13.2.  Arbitration.  If the procedures in Section 13.1 above do not result
            -----------
in resolution of the dispute within ten (10) business days after the chief executive officers have received the necessary information, the dispute shall be submitted to binding arbitration in Milwaukee, Wisconsin, conducted in accordance with the Center for Public Resources ("CPR") Rules For Non-Administered Arbitration of Business Disputes. Any controversy or dispute shall be arbitrated by a single arbitrator either mutually agreed upon by the parties or, absent agreement, appointed in accordance with the aforesaid CPR Rules. The arbitration shall be governed by the United States Arbitration Act, 9 USC 1-16, and judgment upon the award may be entered by any Court having jurisdiction thereof. The arbitrators shall have case management authority and shall resolve the controversy in a final award within 180 days from the commencement of the arbitration action. All questions of arbitration shall be resolved by the arbitrator appointed pursuant to this clause. In the event that the CPR no longer promulgates rules as set forth above, then the arbitration shall be administered under the rules of the American Arbitration Association or such other recognized rules for resolution of disputes as the parties may mutually agree upon.

     13.3.  Continuity of Performance.  During the pendency of the dispute
            -------------------------
resolution proceedings described in this Article 13, M&I shall continue to provide the Services so long as Customer shall continue to pay all undisputed amounts to M&I in a timely manner.

14.  AUTHORITY

     14.1.  M&I. M&I warrants that:
            ---

            A. M&I has the right to provide the Services hereunder, using all computer software required for that purpose. M&I has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by M&I and this Agreement is enforceable in accordance with its terms against M&I. No approval, authorization or consent of any governmental or regulatory authorities is required to be obtained or made by M&I in order for M&I to enter into and perform its obligations under this Agreement.

     14.2.  Customer.  Customer warrants that it is a corporation validly
            --------
existing and in good standing under the laws of the state of its incorporation. It has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by Customer and this Agreement is enforceable in accordance with its terms against Customer. No approval, authorization or consent of any governmental or regulatory authorities required to be obtained or made by Customer in order for Customer to enter into and perform its obligations under this Agreement.

15.  CONFIDENTIALITY AND OWNERSHIP

     15.1.  Customer Data.  Customer shall remain the sole and exclusive owner
            -------------
of all Customer Data and other Confidential Information (as hereinafter defined) of Customer, regardless of whether such data is maintained on magnetic tape, magnetic disk, or any other storage or processing device. All such Customer Data and other Confidential Information shall, however, be subject to regulation and examination by the appropriate auditors and regulatory agencies to the same extent as if such information were on Customers premises. "Customer Data" means any and all data and information of any kind or nature submitted to M&I by Customer, or received by M&I on behalf of Customer, in connection with the Services.

     15.2.  M&I Systems.  Customer acknowledges that it has no rights in any
            -----------
software, systems, documentation, guidelines, procedures and similar related materials or any modifications thereof and/or provided by M&I, except with respect to Customer's use of the same during the Term to process its data and that of its clients.

     15.3.  Confidential Information.  "Confidential Information" of a party
            ------------------------
shall mean all confidential or proprietary information and documentation of such party, whether or not marked as such, including without limitation with respect to Customer, all Customer Data and including, with respect to M&I, the M&I Software. Confidential Information shall not include: (i) information which is or becomes publicly available (other than by the person or entity having the obligation of confidentiality) without breach of this Agreement; (ii) information independently developed by the receiving party without reference to the Confidential Information of the other party; (iii) information received from a third party not under a confidentiality obligation to the disclosing party; or
(iv) information already in the possession of the receiving party without obligation of confidence at the time first disclosed by the disclosing party. The parties acknowledge and agree that the substance of the negotiations of this Agreement, and the terms of this Agreement are considered Confidential Information subject to the restrictions contained herein. Neither party shall use, copy, sell, transfer, publish, disclose, display, or otherwise make any of the other party's Confidential Information available to any Third Party without the prior written consent of the other.

     15.4.  Obligations of the Parties.  M&I and Customer shall hold the
            --------------------------
Confidential Information of the other party in confidence and shall not disclose or use such Confidential Information other than for the purposes contemplated by this Agreement, and shall instruct their employees, agents, and contractors to use the same care and discretion with respect to the Confidential Information of the other party, an Eligible Provider, or of any Third Party utilized hereunder that M&I and Customer each require with respect to their own most confidential information, but in no event less than a reasonable standard of care, including but not limited to, the utilization of security devices or procedures designed to prevent unauthorized access to such materials. Each party shall instruct its employees, agents, and contractors (including, in the case of M&I, Eligible Providers) of its confidentiality obligations hereunder and not to attempt to circumvent any such security procedures and devices. Each party's obligation under the preceding sentence may be satisfied by the use of its standard form of confidentiality agreement, if the same reasonably accomplishes the purposes here intended. All such Confidential Information shall be distributed only to persons having a need to know such information to perform their duties in conjunction with this Agreement, which shall include Eligible Providers. Customer shall treat the confidential or proprietary information and documentation of Eligible Providers as M&I Confidential Information.

     15.5.  Security.  M&I shall be responsible for establishing and maintaining
            --------
safeguards against any disaster, loss or alteration of the Customer Data in the possession of M&I. Such safeguards shall be no less rigorous than that M&I uses to protect its own data of a similar nature.

16.  MANAGEMENT OF PROJECT

     16.1.  Account Representatives.  Each party shall cause an individual to be
            -----------------------
assigned ("Account Representative") to devote time and effort to management of the Services under this Agreement.

17.  REGULATORY COMPLIANCE

     A. Customer shall be solely responsible for monitoring and interpreting (and for complying with, to the extent such compliance requires no action by M&I) the federal and state laws, rules and regulations pertaining to Customer's business (the "Legal Requirements"). Based on Customer's Proper Instructions, M&I shall select the processing parameter settings, features and options (collectively, the "Parameters") within M&I's system that will apply to Customer. Customer shall be responsible for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of any agreements between Customer and its clients. In making such determinations, Customer may rely upon the written descriptions of such Parameters contained in the User Manuals. M&I shall perform system processing in accordance with the Parameters.

     B. Subject to the foregoing, M&I shall perform an on-going review of federal laws, rules and regulations, including regulations promulgated by the Federal Regulators and the Internal Revenue Service related to the Services (a "Federal Requirement). M&I shall maintain the features and functions for each of the Services to be in material compliance with all applicable Federal Requirements, provided that for any new Federal Requirement arising after the date of this Agreement M&I will support such Federal Requirement through changes to the M&I Software or suitable procedures not involving changes to the M&I Software, without additional charge to Customer, to enable Customer to comply with such Federal Requirement.

     C. In any event, M&I shall work with Customer in developing and implementing a suitable procedure or direction to enable Customer to comply with federal and state laws, rules and regulations applicable to the Services being provided by M&I to Customer, including in those instances when M&I has elected to, but it is not commercially practicable to, modify the M&I Software prior to the regulatory deadline for compliance.

18.  DISASTER RECOVERY

     18.1.  Services Continuity Plan.  M&I shall maintain throughout the Term of
            ------------------------
the Agreement a Services Continuity Plan (the "Plan") in compliance with applicable regulatory requirements. "Disaster" shall have the meaning set forth in the Plan. Review and acceptance of the Plan as may be required by any applicable regulatory agency shall be the responsibility of Customer. M&I shall cooperate with Customer in conducting such reviews as such regulatory agency may from time to time reasonably request.

     18.2.  Relocation.  If appropriate, M&I shall relocate all affected
            ----------
Services to an alternate disaster recovery site as expeditiously as possible after declaration of a Disaster, and shall coordinate with Customer all requisite telecommunications modifications necessary to achieve full connectivity to the disaster recovery site, in material compliance with all regulatory requirements.

     18.3.  Resumption of Services.  The Plan provides that, in the event of a
            ----------------------
Disaster, M&I will be able to resume the Services in accordance therewith within the time periods specified in the Plan. In the event M&I is unable to resume the Services to Customer within the time periods specified in the Plan, Customer shall have the right to terminate this Agreement without payment of the Termination Fee upon written notice to M&I delivered within forty-five (45) days after declaration of such Disaster.

19.  GENERAL TERMS AND CONDITIONS

     19.1.  Transmission of Data.  The responsibility and expense for
            --------------------
transportation and transmission of, and the risk of loss for, data and media transmitted between M&I and Customer shall be borne by Customer. Data lost by M&I following processing, including loss of data transmission, shall either be restored by M&I from its backup media or shall be reprocessed from Customers backup media at no additional charge to Customer.

     19.2.  Equipment and Network.  Customer shall obtain and maintain at its
            ---------------------
own expense its own data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services.

     19.3.  Reliance on Data.  M&I will perform the Services described in this
            ----------------
Agreement on the basis of information furnished by Customer. M&I shall be entitled to rely upon any such data, information, or instructions as provided by Customer. If any error results from incorrect input supplied by Customer, Customer shall be responsible for discovering and reporting such error and supplying the data necessary to correct such error to M&I for processing at the earliest possible time.

20.  MISCELLANEOUS PROVISIONS

     20.1.  Governing Law.  The validity, construction and interpretation of
            -------------
this Agreement and the rights and duties of the parties hereto shall be governed by the internal laws of the State of Wisconsin, excluding its principles of conflict of laws.

     20.2.  Venue and Jurisdiction.  In the event of litigation to enforce the
            ----------------------
terms of this Agreement, the parties consent to venue in an exclusive jurisdiction of the courts of Milwaukee County, Wisconsin and the Federal District Court for the Eastern District of Wisconsin. The parties further consent to the jurisdiction of any federal or state court located within a district which encompasses assets of a party against which a judgment has been rendered, either through arbitration or litigation, for the enforcement of such judgment or award against such party or the assets of such party.

     20.3.  Entire Agreement:  Amendments.  This Agreement, together with the
            -----------------------------
exhibits and schedules hereto, constitutes the entire agreement between M&I and the Customer with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such matter. This Agreement, including the exhibits and schedules hereto, may be amended only by an instrument in writing executed by the parties or their permitted assignees.

     20.4.  Assignment.  This Agreement may not be assigned by either party, by
            ----------
operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     20.5.  Relationship of Parties.  The performance by M&I of its duties and
            -----------------------
obligations under this Agreement shall be that of an independent contractor and nothing contained in this Agreement shall create or imply an agency relationship between Customer and M&I, nor shall this Agreement be deemed to constitute a joint venture or partnership between Customer and M&I.

     20.6.  Notices.  Except as otherwise specified in the Agreement, all
            -------
notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by (i) first class U.S. mail, registered or certified, return receipt requested, postage pre-paid; or (ii) U.S. express mail, or other, similar overnight courier service to the address specified below. Notices shall be deemed given on the day actually received by the party to whom the notice is addressed.

     In the case of M&I:       Marshall & Ilsley Corporation

                               770 North Water Street
                               Milwaukee WI  53202
                               Attn:  Michael A. Hatfield

     In the case of Customer:  Metavante Corporation

                               4900 West Brown Deer Road
                               Brown Deer WI  53223
                               Attn:  Owen J. Sullivan
                               Senior Vice President, Sales & Marketing

                               Norrie J. Daroga

                               Senior Vice President and General Counsel

     20.7.   Headings.  Headings in this Agreement are for reference purposes
             --------
only and shall not affect the interpretation or meaning of this Agreement.

     20.8.   Counterparts.  This Agreement may be executed simultaneously in any
             ------------
number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.

     20.9.   Waiver.  No delay or omission by either party to exercise any right
             ------
or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

     20.10.  Severability.  The provisions of this Agreement shall be deemed
             ------------
severable, and the unenforceability of any one or more provisions will not affect the enforceability of any other provisions. In addition, if any provision of this Agreement, for any reason, is held by court or arbitrator of competent jurisdiction to be unenforceable, the parties will substitute an enforceable provision that, to the maximum extent possible in accordance with applicable law, preserves the original intentions and economic positions of the parties. Articles 10, 11 and 15 and Sections 20.1, 20.2, and 20.16 shall survive the expiration or earlier termination of this Agreement for any reason.

     20.11.  Attorneys' Fees and Costs.  If any legal action is commenced in
             -------------------------
connection with the enforcement of this Agreement or any instrument or agreement required under this Agreement, the prevailing party shall be entitled to costs, attorneys' fees actually incurred, and necessary disbursements incurred in connection with such action, as determined by the court.

     20.12.  Publicity.  Neither party shall use the other party's names or
             ---------
trademarks (Customer agrees that M&I's names and trademarks include those of Eligible Providers) or refer to such names or trademarks directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or its subject matter, or in any promotional or marketing materials, lists or business presentations, without consent from the other party for each such use or release in accordance with this Section, provided that M&I may include Customer's name in M&I's customer list and may identify Customer as its customer in its sales presentations and marketing materials without obtaining Customer's prior consent. Customer agrees that neither it, its directors, officers, employees or agents shall disclose this Agreement or any of the terms or provisions of this Agreement to any other party. Notwithstanding the foregoing, at M&I's request Customer agrees to issue a joint press release prepared by M&I to announce the relationship established by the parties hereunder. All other media releases, public announcements, and public disclosures by either party relating to this Agreement or the subject matter of this Agreement (each, a "Disclosure"), including promotional or marketing material, but not including (i) announcements intended solely for internal distribution, or (ii) disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing party, shall be subject to review and approval, which approval shall not be unreasonably withheld, by the other party prior to release. Such approval shall be deemed to be given if a party does not object to a proposed Disclosure within ten (10) business days of receiving same. Disputes regarding the reasonableness of objections to the joint press release or any Disclosures shall be subject to the Dispute Resolution Procedures of Section 13.1.

     20.13.  No Third Party Beneficiaries.  Each party intends that this
             ----------------------------
Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Customer and M&I, provided that applicable provisions of this Agreement shall inure to the benefit of Eligible Providers.

     20.14.  Force Majeure.  Notwithstanding any provision contained in this
             -------------
Agreement, neither party shall be liable to the other to the extent fulfillment or performance if any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders; wars; acts of enemies; strikes; lack of available resources from persons other than parties to this Agreement or their agents, subcontractors, or suppliers; labor disputes; electrical equipment or availability failure; fires; floods; acts of God; federal, state or municipal action; statute; ordinance or regulation; or, without limiting the foregoing, any other causes not within its control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not. This clause shall not apply to the payment of any sums due under this Agreement by either party to the other.

     20.15.  Waiver of Jury Trial.  Each of Customer and M&I hereby knowingly,
             --------------------
voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether verbal or written), or actions of M&I or Customer, regardless of the nature of the claim or form of action, whether contract or tort, including negligence.

     20.16.  Nonsolicitation.  During the term of this Agreement, neither party
             ---------------
shall actively solicit for hire any employees of the other party, provided, however, that nothing in this Section 20.16 shall be deemed or construed to prevent solicitation, recruitment or hiring of any employee of the other party who first initiates contact with the soliciting, recruiting or hiring party, so long as such party did not engage in any activity intended specifically to encourage the other party's employees to initiate such contact. General advertisements shall not be deemed violative of this restriction.

     20.17.  Exclusion for Customer's Origins(TM) Related Business.
             ------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, M&I and Customer agree and understand that the Business Process Outsourcing ("BPO") and Partnership Banking business services provided to customers by Metavante's Origins-related services shall not be subject to or covered by this Agreement; it being further agreed and understood that the provision of such Origins(TM)- related services shall be subject to and covered by the terms of a Strategic Marketing Alliance Agreement to be entered into by and between the parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names as of the date first above written.

                         METAVANTE CORPORATION ("Customer")

                         By:______________________________________________
                         Name:____________________________________________
                         Title:___________________________________________

                         By:______________________________________________
                         Name:____________________________________________
                         Title:___________________________________________

                         MARSHALL & ILSLEY CORPORATION ("M&I")

                         By:______________________________________________
                         Name:____________________________________________
                         Title:___________________________________________

                         By:______________________________________________
                         Name:____________________________________________
                         Title:___________________________________________

                        Index to Schedules and Exhibits


SCHEDULE 1.1 - DEFINITIONS

SCHEDULE 5.1 - DEPOSIT SERVICES

EXHIBIT 5.1 - DEPOSITORY AGREEMENT AND RESOLUTIONS

SCHEDULE 5.2 - CHECK IMAGE/CD-ROM SERVICES

SCHEDULE 5.3 - RENDERING SERVICES

SCHEDULE 5.4 - RETAIL LOCKBOX SERVICES

SCHEDULE 5.5 - WHOLESALE LOCKBOX SERVICES

EXHIBIT 5.5 - WHOLESALE LOCKBOX SERVICES

SCHEDULE 5.6 - AUTOMATED CLEARING HOUSE ("ACH") SERVICES

EXHIBIT 5.6 - AUTOMATED CLEARING HOUSE ("ACH") SERVICES

EXHIBIT 5.6(A) - ADDENDUM TO EXHIBIT 5.6

EXHIBIT 5.6(B) - AUTHORIZED ACH REPRESENTATIVES

EXHIBIT 5.7 - INFORMATION REPORTING SERVICES

SCHEDULE 5.8 - FUNDS TRANSFER SERVICES

EXHIBIT 5.8 - WIRE TRANSFER AGREEMENT

SCHEDULE 5.9 - ACCOUNT RECONCILIATION SERVICES

EXHIBIT 5.9(A) - ACCOUNT RECONCILIATION SERVICES

EXHIBIT 5.9(B) - POSITIVE PAY SERVICE AGREEMENT

SCHEDULE 5.10 - CONTROLLED DISBURSEMENT ACCOUNT SERVICES

EXHIBIT 5.10 - CONTROLLED DISBURSEMENT ACCOUNT AGREEMENT

SCHEDULE 5.11 - INVESTMENT SWEEP SERVICES

SCHEDULE 5.12 - MISCELLANEOUS SERVICES

EXHIBIT  5.12 - MISCELLANEOUS SERVICES

EXHIBIT 5.12 - MISCELLANEOUS SERVICES

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SCHEDULE 6.1 - FEE SCHEDULE

EXHIBIT 6.1 - CORPORATE AVAILABILITY SCHEDULE

SCHEDULE 9.1 - TERMINATION FEE


The above schedules and exhibits have been omitted. These schedules and exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.

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